MPHASE ANNOUNCES ACQUISTION OF ALPHA PREDICTIONS LLP; SIGNS $2.5 MILLION CONTRACT WITH IT SOLUTIONS COMPANY

New York, NY – July 9, 2019 – mPhase Technologies, Inc. (OTCBB: XDSL) (the “Company”) is pleased to announce the acquisition of a controlling interest in Alpha Predictions LLP, (“Alpha Predictions”) an India-based technology company that has developed a suite of commercial data analysis products for use across multiple industries. Alpha Predictions currently has sales in excess of $2.0 million (USD) and will contribute immediately to mPhase revenues.

Alpha Predictions is comprised of a team of data specialists who are developing software designed to provide enhanced levels of data analysis for specific business applications. The current product offering includes software covering eight categories: inventory, stock management, marketing optimization, sentiment analysis, customer segmentation and behavior, agro-tech image detection, electrocardiogram automation, and a recommendation engine with multiple uses.

“Our acquisition of Alpha Predictions fits neatly into our strategy to add commercial revenue-producing units that are also centers of expertise,” explained mPhase CEO Anshu Bhatnagar. “We now have a team of analysts, actuaries and other data-oriented professionals who will not only bring us new sources of revenue, but will also be available as an important new resource for our other operating divisions. The Alpha Predictions team has already begun to build a robust mix of tools that can be utilized in multiple industries, so the growth potential is global. We have a well-defined strategic plan for the skill sets that will define the upcoming growth phase for mPhase, so this strategic acquisition helps fill some necessary areas that we think can contribute to our future growth.”

With 15 professionals, Alpha Predictions represents an important expansion of the India-based technology base for mPhase, which now totals 40 employees covering a growing range of disciplines. The Company expects to add additional personnel in a number of strategic disciplines through the remainder of 2019.

MPHASE OPERATIONAL UPDATE – NEW $2.5 MILLION CONTRACT

mPhase is also pleased to announce a $2.5 million (USD) contract to provide software, training, and support services to an IT solutions and services company. The contract provides mPhase with an initial $2.5 million of revenue upon delivery of the software license and also provides subsequent revenue for training, support, updates and maintenance services as provided.

“This is the first of what we hope will be many similar contracts,” explained Bhatnagar. “We are developing an in-house team that will provide support capabilities for a software-based training solution that can be applied across almost any industry. So, this is another open-ended opportunity with the potential to become an important revenue and profit center for mPhase.”

About mPhase Technologies, Inc.

mPhase Technologies, Inc. historically engaged in technology R&D, with a particular emphasis on long-life, battery cell technology. In 2019, the Company began transitioning into a consumer-oriented technology and services company. Additional information can be found at the mPhase website www.mphasetech.com.

Safe Harbor Statement

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